UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge
Irving, Texas 75038
(Address of principal executive offices and zip code)
(972) 444-9001
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.         ☐

Item 2.02    Results of Operations and Financial Condition
Explanatory note: Pioneer Natural Resources Company and its subsidiaries ("Pioneer" or the "Company") presents in this Item 2.02 certain information for the three and twelve months ended December 31, 2021 regarding (i) the impact to results of operations related to changes in the fair value of derivative instruments and certain other information regarding its derivative instruments, (ii) the impact to results of operations from the change in fair value of the Company's investment in affiliate, (iii) the impact to results of operations from the change in fair value of the Company's short-term investments, (iv) the net effect of third party purchases and sales of oil, gas and diesel on its results of operations, (v) the impact to results of operations and average daily production from the Company's divestiture of its Delaware Basin assets and (vi) the weighted average basic and diluted shares outstanding.
Derivative Activity
The following table summarizes the net derivative results that the Company expects to report in its earnings for the three and twelve months ended December 31, 2021:

	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2021
	(in millions)
Noncash changes in fair value:
Oil derivative gain, net	$883	$575
Gas derivative gain (loss), net	192	(138)
Marketing derivative gain, net	12	14
Total noncash derivative gain, net	1,087	451

Net cash payments/deferred obligations on settled derivative instruments:
Oil derivative payments/deferred obligations, net (a)	(1,045)	(2,327)
Gas derivative payments/deferred obligations, net (b)	(194)	(268)
Marketing derivative payments, net	(7)	(39)
Total cash payments on settled derivative instruments, net	(1,246)	(2,634)
Total derivative loss, net	$(159)	$(2,183)
_____________________
(a)Includes the effect of liquidating certain of the Company's 2022 commodity derivative contracts for cash payments of $179 million and $192 million during the three and twelve months ended December 31, 2021, respectively. Deferred obligations include payments to be made in 2022 of $316 million.
(b)Includes the effect of liquidating certain of the Company's 2022 commodity derivative contracts for cash payments of $1 million during the three and twelve months ended December 31, 2021. Deferred obligations include payments to be made in 2022 of $12 million.
Investment in Affiliate
The Company owns 16.6 million shares of ProPetro Holding Corp. ("ProPetro"), which is measured on a recurring basis at fair value. The Company expects to report a noncash loss of $9 million and a noncash gain of $12 million on its investment in ProPetro for the three and twelve months ended December 31, 2021, respectively.
Short-Term Investment
In October 2021, the Company completed the sale of approximately 20,000 net acres in western Glasscock County to Laredo Petroleum, Inc. ("Laredo") in exchange for $137 million in cash and 960 thousand shares of Laredo's common stock, representing total consideration transferred of $206 million, after normal closing adjustments. The Company measures its shares of Laredo common stock on a recurring basis at fair value. The Company expects to report a noncash loss of $11 million on its investment in Laredo for the three and twelve months ended December 31, 2021.
Sales of Purchased Commodities
The Company enters into pipeline capacity commitments in order to secure available oil, NGLs and gas transportation capacity from the Company's areas of production, and secure diesel supply from the Gulf Coast to the Company's operations in the Permian Basin. The Company enters into purchase transactions with third parties and separate sale transactions with third parties to diversify a portion of the Company's oil and gas sales to (i) Gulf Coast refineries, (ii) Gulf Coast and West Coast gas markets and (iii) international oil markets, and to satisfy unused gas pipeline capacity commitments. The Company expects the net earnings effect of third party purchases and sales of oil, gas and diesel for the three and twelve months ended December 31, 2021 to result in losses of $55 million and $193 million, respectively.
Delaware Divestiture
On December 21, 2021, the Company completed the sale of all of its assets in the Delaware Basin to Continental Resources, Inc. ("Continental") for cash proceeds of $3.1 billion, after normal closing adjustments. The Company expects to recognize a pretax loss of $1.1 billion on the sale. The Company's previously forecasted average daily production for the three months ended December 31, 2021 will exclude production of approximately four thousand barrels of oil per day and six thousand barrels of oil equivalent per day as a result of excluding production from the Delaware Basin assets after they were sold to Continental on December 21, 2021.
Weighted Average Basic and Diluted Shares Outstanding
The components of basic and diluted weighted average shares outstanding for the three and twelve months ended December 31, 2021 are as follows:

	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2021
	(in millions)
Basic weighted average shares outstanding (a)	244	233
Contingently issuable stock-based compensation	1	1
Convertible notes dilution (b)	12	12
Diluted weighted average shares outstanding	257	246
_____________________
(a)Includes the weighted average effect of the 27 million shares of Pioneer common stock issued on May 4, 2021 to acquire Double Eagle III Midco 1 LLC and the 52 million shares of Pioneer common stock issued on January 12, 2021 to acquire Parsley Energy, Inc.
(b)The Company early adopted Accounting Standards Update 2020-06 on January 1, 2021, as a result of this early adoption, diluted weighted average common shares outstanding have been increased to reflect the dilutive effect that would have resulted if the Company's convertible notes had been converted at the beginning of the three and twelve months ended December 31, 2021. If converted by the holder, the Company intends to settle the convertible notes in cash.

Item 7.01    Regulation FD Disclosure
The Company's open commodity oil and gas derivative positions as of January 25, 2022 are as follows:

	2022
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Average daily oil production associated with derivatives (Bbl):
Midland/WTI basis swap contracts:
Volume (a)	26,000	26,000	26,000	26,000
Price	$0.50	$0.50	$0.50	$0.50
Average daily gas production associated with derivatives (MMBtu):
Dutch TTF swap contracts:
Volume	30,000	30,000	30,000	30,000
Price	$12.14	$7.80	$7.80	$7.80
WAHA swap contracts:
Volume	20,000	—	—	—
Price	$2.46	$—	$—	$—
NYMEX collar contracts:
Volume	7,000	—	—	—
Price:
Ceiling	$3.45	$—	$—	$—
Floor	$2.75	$—	$—	$—
WAHA/NYMEX basis swap contracts:
Volume (b)	7,000	—	—	—
Price differential	$(0.39)	$—	$—	$—
____________________
(a)The referenced basis swap contracts fix the basis differentials between the index price at which the Company sells a portion of its Permian Basin oil and the WTI index price.
(b)The referenced basis swap contracts fix the basis differentials between the index price at which the Company sells a portion of its Permian Basin gas and the NYMEX index price used in collar contracts.

Cautionary Statement Concerning Forward-Looking Statements

Except for historical information contained herein, the statements in this Current Report on Form 8-K are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of the Company are subject to a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices; product supply and demand; the impact of a widespread outbreak of an illness, such as the COVID-19 pandemic, on global and U.S. economic activity; competition; the ability to obtain environmental and other permits and the timing thereof; the effect of future regulatory or legislative actions on Pioneer or the industry in which it operates, including the risk of new restrictions with respect to development activities; the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms; potential liability resulting from pending or future litigation; the costs and results of drilling and operations; availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities; access to and availability of transportation, processing, fractionation, refining, storage and export facilities; Pioneer's ability to replace reserves, implement its business plans or complete its development activities as scheduled; the Company's ability to achieve its emissions reduction, flaring and other ESG goals; the assumptions underlying forecasts, including forecasts of production, cash flow, capital expenditures, expenses and cash flow from purchases and sales of oil and gas, net of firm transportation commitments; sources of funding; tax rates; access to and cost of capital; the financial strength of counterparties to Pioneer's credit facility, investment instruments and derivative contracts and purchasers of Pioneer's oil, NGL and gas production; uncertainties about estimates of reserves; identification of drilling locations and the ability to add proved reserves in the future; quality of technical data; environmental and weather risks, including the possible impacts of climate change; cybersecurity risks; the risks associated with the ownership and operation of the Company's water services business and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q filed thereafter and other filings with the United States Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse effect on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The Company undertakes no duty to publicly update these statements except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor
Vice President and Chief Accounting Officer

Date:	January 26, 2022